FOR IMMEDIATE RELEASE

OPAL Fuels Reports Third Quarter 2023 Results

WHITE PLAINS, N.Y. – (November 13, 2023) – OPAL Fuels Inc. (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL), a leading vertically integrated producer and distributor of renewable natural gas (RNG) for use as a transportation fuel and renewable electricity, today announced financial and operating results for the three and nine months ended September 30, 2023.

“During the third quarter OPAL Fuels continued to make strong progress on our long-term strategic growth plans while delivering solid operating and financial results,” said co-CEO Adam Comora. “Production from RNG projects in operation continues to be on target. Many of the headwinds that we were experiencing for projects in construction are now behind us. Additionally, we closed on a $500 million credit facility that provides a clear funding pathway for our RNG production projects and growing number of company-owned fueling stations. OPAL Fuels remains well positioned to capitalize on strengthening end markets – both upstream and downstream – as a leading vertically integrated RNG company.”

Other significant third quarter developments include signing of a joint venture with South Jersey Industries (SJI) to develop two RNG projects (the first of which is Atlantic County Landfill which recently entered construction), and commencement of operations of the Emerald RNG Project, a joint venture with GFL where our ownership share represents approximately 1.3 million MMBtu of annual design capacity. The Company now has 5.2 million MMBtu of annual design capacity online across 8 projects, more than tripling our design capacity over the last two years, and an additional 4.4 million MMBtu of design capacity from projects currently in construction.

“We are pleased with this quarter’s performance and remain confident our recent achievements position us well to continue executing on our growth plans. We have also enhanced our disclosures with additional information regarding RNG production and monetization. The additional disclosures should help investors in thinking about both the near and longer-term earnings power of the business,” said co-CEO Jonathan Maurer.

Financial Highlights

•Revenues for the three and nine months ended September 30, 2023, were $71.1 million and $169.1 million, up 7% and 0.2% compared to same periods last year.

•Net income for the three and nine months ended September 30, 2023, was $0.2 million and $106.9 million compared to $5.4 million and $0.6 million in the comparable periods last year.

•Basic net earnings per share attributable to Class A common shareholders for the three and nine months ended September 30, 2023, was $(0.01) and $0.59, respectively compared to $(0.04) and $(0.04) in the comparable periods last year.

•Based on the change in presentation described below, Adjusted EBITDA1 for the three and nine months ended September 30, 2023, was $16.5 million and $19.9 million compared to $17.7 million and $33.0 million in the comparable periods last year.

•After corresponding with the SEC staff, the Company has decided to no longer include the value of stored RNG and unsold environmental credits held for sale (“RNG Pending Monetization”) in its presentation of Adjusted EBITDA. The Company previously presented Adjusted EBITDA in this way to match the value of RNG produced during the reporting period with its associated costs of production in the same reporting period and including the value of unsold environmental credits. The Company now presents this RNG Pending Monetization and environmental credit sales activity in the period with a new summary table.

•At September 30, 2023, RNG Pending Monetization totaled $33.5 million.

11 This is a non-GAAP measure. A reconciliation of non-GAAP financial measure to comparable GAAP measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."

Operational Highlights

•The portfolio of RNG operating projects is performing well with an average utilization of inlet gas rate of 84%, which is in line with management’s expectations.

•The Emerald RNG project came on-line during the third quarter. This project represents approximately 1.3 million MMBtu of annual design capacity and brings the aggregate annual design capacity of our portfolio of operating projects to 5.2 million MMBtu.2,3

•RNG produced was 0.7 million and 2.0 million MMBtu, for the three and nine months ended September 30, 2023, an increase of 21% and 26% compared to the prior-year periods.

•RNG sold as transportation fuel was 10.9 million and 30.3 million GGEs, respectively, for the three and nine months ended September 30, 2023, an increase of 65% and 52% compared to the prior-year periods.

•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 33.1 million and 98.0 million GGEs of transportation fuel for the three and nine months ended September 30, 2023, an increase of 8% and 18% compared to the prior-year periods.

Construction Update

•OPAL Fuels’ share of annual design capacity for our six projects in construction is approximately 4.4 million MMBtu.

•We expect the Prince William RNG project to commence commercial operations in the first quarter of 2024. This project, owned 100% by OPAL Fuels, represents approximately 1.7 million MMBtu of annual design capacity.

•Regulatory permits have been granted for the Sapphire RNG project, which is now proceeding with the physical construction phase. We anticipate commencing commercial operations in the third quarter of 2024. This project represents approximately 800,000 MMBtu for OPAL Fuels’ 50% ownership share of annual design capacity.

_____________________________

2 Design capacity is the annual design output for each facility and may not reflect actual production from the projects, which depends on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.

3 Represents OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners.

•Construction of our Polk County RNG project, owned 100% by OPAL Fuels, continues on schedule. Regulatory permits have been granted and we anticipate commercial operations to begin in the fourth quarter of 2024. This project represents approximately 1.1 million MMBtu of annual design capacity.

•Our two dairy projects in California are expected to be commissioned in the third quarter (Hilltop) and fourth quarter (Vander Schaaf) of 2024, respectively.4

•We announced the start of construction at the Atlantic RNG project, the first project under our 50/50 joint venture with South Jersey Industries (SJI), located in Egg Harbor Township, New Jersey. This project represents approximately 0.3 million MMBtu of annual design capacity. This project is expected to commence commercial operations in mid-2025.

Development Update

•We continue to target placing 2.0 million MMBtu of RNG projects (representing OPAL Fuels’ proportional ownership) into construction by the end of 2023.

•Our Advanced Development Pipeline5 comprises 7.9 million MMBtu of feedstock biogas per year.

_______________________________

4 Achievement of these commissioning dates is subject to receipt of certain permits and successful resolution of a series of change order requests from the Engineering, Procurement and Construction contractor responsible for the design and construction of the projects’ facilities, which the Company has disputed. For more information, please see the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2023.

5 The Company's Advanced Development Pipeline ("ADP") comprises projects that have been qualified and are reasonably expected to be in construction within the next twelve to eighteen months. The MMBtu associated with these projects is presented as anticipated design capacity. Anticipated design capacity is the Company’s currently anticipated annual design output for each facility and may not reflect actual production from the projects, which depends on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.

2023 Guidance Update

As mentioned above, we no longer include the value of RNG Pending Monetization in our presentation of Adjusted EBITDA.

•Based on the updated reporting presentation, the Company currently estimates that Adjusted EBITDA for the full year 2023 will range between $60 and $63 million.

•At December 31, 2023, RNG Pending Monetization is expected to range between $20-22 million.

•We expect to monetize approximately $8.5 million in ITC credits, which is our share of the ITC credits generated by the Emerald RNG project, in the fourth quarter, which is included in our Adjusted EBITDA guidance.

•We expect full year 2023 capital expenditures, excluding investments in unconsolidated entities, to total approximately $135 million. Additionally, our share of the capital expenditures for 2023 in Emerald and Sapphire for the period after deconsolidation is expected to be approximately $25.0 million.

•RNG produced in 2023 is anticipated to range between 2.7 million MMBtu and 2.9 million MMBtu.6 RNG sold as transportation fuel is anticipated to range between 45 million GGEs and 50 million GGEs.7

__________________

6 Reflects OPAL Fuels proportional ownership with respect to RNG projects owned with joint venture partners.

7 Includes volumes sold in OPAL Fuel's proprietary dispensing network as well as third party stations that are serviced and maintained by OPAL Fuels._______

Results of Operations

($ thousands of dollars)	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
	2023	2022	2023	2022
Revenue
RNG Fuel	$20,088	$18,293	$37,468	$48,815
Fuel Station Services	37,305	35,771	88,089	87,376
Renewable Power	13,708	12,486	43,543	32,623
Total Revenue	$71,101	$66,550	$169,100	$168,814

Net income	$227	$5,369	$106,931	$560

Adjusted EBITDA (1)
RNG Fuel	$19,359	$8,618	$21,503	$28,583
Fuel Station Services	6,420	13,199	10,813	14,368
Renewable Power	6,039	6,937	22,267	14,066
Corporate	(15,357)	(11,039)	(34,652)	(23,994)
Consolidated Adjusted EBITDA (1)	$16,461	$17,715	$19,931	$33,023

RNG Fuel volume produced (Million MMBtus)	0.7	0.6	2.0	1.5
RNG Fuel volume sold (Million GGEs)	10.9	6.6	30.3	19.9
Total volume delivered (Million GGEs)	33.1	30.6	98.0	83.1
(1) This is a non-GAAP measure. A reconciliation of non-GAAP financial measure to comparable GAAP measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."

RNG Facility Capacity and Utilization Summary

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
RNG Fuel Capacity and Utilization
Design Capacity (Million MMBtus)(1)	1.3	1.0	3.9	2.9
Volume of Inlet Gas (Million MMBtus)	0.8	0.7	2.2	1.7
Inlet Design Capacity Utilization (2) (3)	79%	78%	77%	72%
RNG Fuel volume produced (Million MMBtus)	0.7	0.6	2.0	1.5
Utilization of Inlet Gas % (3) (4)	84%	85%	85%	87%

(1) Design Capacity for RNG facilities is measured as the volume of feedstock biogas that the facility is capable of accepting at the inlet and processing during the associated period. Design Capacity is presented as OPAL’s ownership share (i.e., net of joint venture partners’ ownership) of the facility and is calculated based on the number of days in the period. New facilities that come online during a quarter are pro-rated for the number of days in commercial operation.

(2) Inlet Design Capacity Utilization is measured as the weighted average of Volume of Inlet Gas, divided by the total Design Capacity. The Volume of Inlet Gas varies over time depending on, among other factors, (i) the quantity and quality of waste deposited at the landfill, (ii) waste management practices by the landfill, and (iii) the construction, operations and maintenance of the landfill gas collection system used to recover the landfill gas. The Design Capacity for each facility will typically be correlated to the amount of landfill gas expected to be generated by the landfill during the term of the related gas rights agreement. The Company expects Inlet Design Capacity Utilization to be in the range of 75-85% on an aggregate basis over the next several years. Typically, newer facilities perform at the lower end of this range and demonstrate increasing utilization as they mature.

(3) Data not available for the Company's dairy projects, i.e., Sunoma and Biotown.

(4) Utilization of Inlet Gas is measured as weighted average of RNG Fuel Produced divided by Volume of Inlet Gas. Utilization of Inlet Gas varies over time depending on availability and efficiency of the facility and the quality of landfill gas (i.e., concentrations of methane, oxygen, nitrogen, and other gases). The Company generally expects Utilization of Inlet Gas to be in the range of 80% - 90%.

RNG Pending Monetization Summary

	Three Months Ended
	September 30, 2023			September 30, 2022
	RNG Fuel	Fuel Station Services	Total	RNG Fuel	Fuel Station Services	Total
Stored Gas Metrics (1)
Beginning balance Stored RNG	232,434	38,861	271,295	91,681	35,386	127,067
Add: RNG production (MMBtus)	688,039	63,371	751,410	622,394	28,016	650,410
Less: Current period RNG volumes dispensed	(656,235)	(48,284)	(704,519)	(615,960)	(15,034)	(630,994)
Ending Balance Stored RNG (MMBtus)	264,238	53,948	318,186	98,115	48,368	146,483

Value of ending balance Stored RNG using quarter end price (1) (2)	$11,846	$6,140	$17,986	$4,156	$439	$4,595

RIN Metrics
Beginning balance	5,472	1,571	7,043	38	—	38
Add: Generated in current period	6,786	1,960	8,746	4,766	1,284	6,050
Less: Sales	(8,404)	(2,399)	(10,803)	(4,804)	(1,284)	(6,088)
Ending RIN credit balance (Available for sale)	3,854	1,132	4,986	—	—	—
D3 RIN price at quarter end	$3.02	$3.02	3.02	$2.77	$2.77	$2.77
Value of RINS using quarter end price (2)	$9,956	$3,107	$13,063	—	—	—

LCFS Metrics
Beginning balance (net share)	—	60	60	—	8	8
Add: Generated in current period	5	15	20	—	14	14
Less: Sales	(5)	(2)	(7)	—	—	—
Ending LCFS credit balance (Available for sale)	—	73	73	—	22	22
LCFS credit price at quarter end	$74.50	$74.50	$74.50	$63.75	$63.75	$63.75
Value of LCFSs using quarter end price (2)	$—	$1,718	$1,718	$—	$167	$167

Value of RECs using quarter end price			$744
Other Metrics
Average realized sales price - RIN			$2.83			$3.23
Average realized sales price - LCFS			$100.00			$100.00

Total Value of RNG Pending Monetization at quarter end	$21,802	$10,965	$33,511	$4,156	$606	$4,762

(1) Reflects OPAL’s ownership share of Stored RNG (i.e., net of joint venture partners’ ownership) including equity method investments

(2) Reflects OPAL’s ownership share of RIN and LCFS credits (i.e., net of joint venture partners’ ownership) including equity method investments and presented net of discounts and any direct transaction costs such as dispensing fees, third-party royalties and transaction costs as applicable.

Liquidity

In September we entered into a $500 million senior secured credit facility, which provides for up to $450 million of initial and delayed draw term loans and $50 million of revolving credit. As of September 30, 2023, we have drawn approximately $164.1 million under the facility.

As of September 30, 2023, our liquidity was $359.9 million, consisting of $326.9 million of availability under the credit facility, and $33.0 million of cash, cash equivalents, and short-term investments.

We believe our liquidity and anticipated cash flows from operations will be sufficient to meet our existing funding needs.

Capital Expenditures and Investments by Unconsolidated Entities

During the nine months ended September 30, 2023, OPAL Fuels invested $92.3 million across RNG projects in construction and OPAL Fuels owned fueling stations in construction as compared to $85.2 million as of the comparable period in 2022.

For the nine months ended September 30, 2023, the Company's portion of capital expenditures in unconsolidated entities was $14.3 million. This represents our share of capital expenditures incurred by Paragon for the Emerald and Sapphire projects post deconsolidation.

Earnings Call

A webcast to review OPAL Fuels’ Third Quarter 2023 results is being held tomorrow, November 14, 2023 at 11:00AM Eastern Time.

Materials to be discussed in the webcast will be available before the call on the Company's website.

Participants may access the call at https://edge.media-server.com/mmc/p/n7t8g8zs. Investors can also listen to a webcast of the presentation on the company’s Investor Relations website at https://investors.opalfuels.com/news-events/events-presentations.

Glossary of terms

“Environmental Attributes” refer to federal, state, and local government incentives in the United States, provided in the form of Renewable Identification Numbers, Renewable Energy Credits, Low Carbon Fuel Standard credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects that promote the use of renewable energy.

“GGE” refers to Gasoline gallon equivalent. The conversion ratio is 1MMBtu of natural gas equal to 7.74 GGE.

“LFG” refers to landfill gas.

“MMBtu” refers to British thermal units.

“Renewable Power” refers to electricity generated from renewable sources.

“RNG” refers to renewable natural gas.

“D3” refers to cellulosic biofuel with a 60% GHG reduction requirement.

“RIN” refers to Renewal Identification Numbers.

“EPA” refers to Environmental Protection Agency.

About OPAL Fuels Inc.
OPAL Fuels Inc. (Nasdaq: OPAL) is a leading vertically integrated producer and distributor of renewable electricity and renewable natural gas (RNG), a proven low-carbon energy source that is rapidly decarbonizing multiple sectors including the transportation and utility industries. OPAL Fuels delivers complete renewable solutions to customers and production partners. With a portfolio of 24 operating renewable fuel and renewable power projects, OPAL Fuels is positioned to advance the clean energy transition in support of renewable fuel for transportation, for utilities, for powering EV charging infrastructure, and by offering hydrogen fuel solutions. To learn more about OPAL Fuels and how it is leading the effort to capture North America’s harmful methane emissions and decarbonize the economy, please visit www.opalfuels.com.

# # #

Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or OPAL Fuels’ (the “Company”) future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's annual report on Form 10K filed on March 29, 2023, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact information

Investors
Todd Firestone
Vice President Investor Relations & Corporate Development
914-705-4001
investors@opalfuels.com

ICR, Inc.
OPALFuelsPR@icrinc.com

OPAL FUELS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except per share data)
(Unaudited)

	September 30, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents (includes $1,302 and $12,506 at September 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	$15,000	$40,394
Accounts receivable, net (includes $79 and $966 at September 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	31,000	31,083
Accounts receivable, related party	—	12,421
Restricted cash - current (includes $1,232 and $6,971 at September 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	1,232	32,402
Short term investments	18,028	64,976
Fuel tax credits receivable	4,386	4,144
Contract assets	14,404	9,771
Parts inventory	11,897	7,311
Environmental credits held for sale (includes $29 and $0 at September 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	4,339	1,674
Prepaid expense and other current assets (includes $193 and $415 at September 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	5,013	7,625
Derivative financial assets, current portion	486	182
Total current assets	105,785	211,983
Capital spares	3,079	3,443
Property, plant, and equipment, net (includes $26,684 and $73,140 at September 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	303,690	297,323
Operating right-of-use assets	12,368	11,744
Investment in other entities	199,466	51,765
Note receivable - variable fee component	2,178	1,942
Derivative financial assets, non-current portion	117	954
Deferred financing costs	—	3,013
Other long-term assets	2,108	1,489
Intangible assets, net	1,700	2,167
Restricted cash - non-current (includes $2,843 and $2,923 at September 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	5,356	4,425
Goodwill	54,608	54,608
Total assets	$690,455	$644,856
Liabilities and Equity
Current liabilities:
Accounts payable (includes $603 and $4,896 at September 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	11,309	22,679
Accounts payable, related party (includes $1,035 and $433 at September 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	1,365	1,346
Fuel tax credits payable	3,720	3,320
Accrued payroll	8,313	8,979

Accrued capital expenses (includes $0 and $7,821 at September 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	7,355	11,922
Accrued expenses and other current liabilities (includes $602 and $646 at September 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	13,779	9,573
Contract liabilities	7,429	8,013
Senior Secured Credit Facility - term loan, current portion, net of debt issuance costs	—	15,250
Senior Secured Credit Facility - working capital facility, current portion	—	7,500
OPAL Term Loan, current portion	—	27,732
Sunoma Loan, current portion (includes $1,739 and $380 at September 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	1,739	380
Convertible Note Payable	—	28,528
Municipality Loan	—	76
Derivative financial liability, current portion	—	4,596
Operating lease liabilities - current portion	625	630
Other current liabilities	—	1,085
Asset retirement obligation, current portion	1,296	1,296
Total current liabilities	56,930	152,905
Asset retirement obligation, non-current portion	5,267	4,960
OPAL Term Loan, net of debt issuance costs	153,626	66,600
Sunoma Loan, net of debt issuance costs (includes $20,402 and $21,712 at September 30, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	20,402	21,712
Operating lease liabilities - non-current portion	11,899	11,245
Earn out liabilities	4,291	8,790
Other long-term liabilities	1,163	825
Total liabilities	253,578	267,037
Commitments and contingencies
Redeemable preferred non-controlling interests	130,000	138,142
Redeemable non-controlling interests	1,158,937	1,013,833
Stockholders' deficit
Class A common stock, $0.0001 par value, 340,000,000 shares authorized as of September 30, 2023; 29,332,333 and 29,477,766 shares, issued and outstanding at September 30, 2023 and December 31, 2022, respectively	3	3
Class B common stock, $0.0001 par value, 160,000,000 shares authorized as of September 30, 2023; None issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Class C common stock, $0.0001 par value, 160,000,000 shares authorized as of September 30, 2023; None issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Class D common stock, $0.0001 par value, 160,000,000 shares authorized as of September 30, 2023; 144,399,037 and 144,399,037 shares issued and outstanding at September 30, 2023 and December 31, 2022	14	14
Additional paid-in capital	—	—
Accumulated deficit	(841,417)	(800,813)
Accumulated other comprehensive income	70	195
Class A common stock in treasury, at cost; 1,635,783 and 0 shares at September 30, 2023 and December 31, 2022, respectively	(11,614)	—
Total Stockholders' deficit attributable to the Company	(852,944)	(800,601)
Non-redeemable non-controlling interests	884	26,445
Total Stockholders' deficit	(852,060)	(774,156)
Total liabilities, Redeemable preferred non-controlling interests, Redeemable non-controlling interests and Stockholders' deficit	$690,455	$644,856

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except per unit data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
RNG fuel (includes revenues from related party of $18,782 and $15,481 for the three months ended September 30, 2023 and 2022, respectively; $32,909 and $36,326 for the nine months ended September 30, 2023 and 2022, respectively)	$20,088	$18,293	$37,468	$48,815
Fuel station services (includes revenues from related party of $6,942 and $3,855 for the three months ended September 30, 2023 and 2022, respectively; $10,875 and $12,698 for the nine months ended September 30, 2023 and 2022, respectively)	37,305	35,771	88,089	87,376
Renewable Power (includes revenues from related party of $1,732 and $927 for the three months ended September 30, 2023 and 2022, respectively; $5,006 and $3,196, for the nine months ended September 30, 2023 and 2022, respectively)	13,708	12,486	43,543	32,623
Total revenues	71,101	66,550	169,100	168,814
Operating expenses:
Cost of sales - RNG fuel	8,896	10,872	24,303	27,043
Cost of sales - Fuel station services	31,887	30,837	79,655	74,130
Cost of sales - Renewable Power	11,112	7,645	28,251	23,593
Selling, general, and administrative	13,594	15,751	41,729	34,561
Depreciation, amortization, and accretion	3,739	3,380	10,934	10,101
Total expenses	69,228	68,485	184,872	169,428
Operating income (loss)	1,873	(1,935)	(15,772)	(614)
Other (expense) income:
Interest and financing expense, net	(2,885)	(790)	(4,482)	(7,212)
Loss on debt extinguishment	(953)	—	(2,848)	—
Change in fair value of derivative instruments, net	(138)	(1,908)	4,955	(1,580)
Other income	604	6,308	123,645	6,308
Income from equity method investments	1,726	3,694	1,433	3,658
Income before provision for income taxes	227	5,369	106,931	560
Provision for income taxes	—	—	—	—
Net income	227	5,369	106,931	560
Net (loss) income attributable to redeemable non-controlling interests	(2,104)	4,161	83,123	(2,584)
Net loss attributable to non-redeemable non-controlling interests	(51)	(325)	(531)	(824)
Dividends on Redeemable preferred non-controlling interests (1)	2,782	2,658	8,394	5,093
Net (loss) income attributable to Class A common stockholders	$(400)	$(1,125)	$15,945	$(1,125)

Weighted average shares outstanding of Class A common stock:
Basic	26,978,969	25,671,390	27,110,953	25,671,390
Diluted	26,978,969	25,823,772	27,683,855	25,823,772
Per share amounts:
Basic	$(0.01)	$(0.04)	$0.59	$(0.04)
Diluted	$(0.01)	$(0.06)	$0.58	$(0.06)

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2023	2022
Net cash provided by (used in) from operating activities	$4,827	$(22,004)
Net cash used in from investing activities	(44,918)	(219,215)
Net cash (used in) provided by from financing activities	(15,542)	270,525
Net (decrease) increase in cash, restricted cash, and cash equivalents	$(55,633)	$29,306

Non-GAAP Financial Measures (Unaudited)
This release includes various financial measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. We believe these measures provide important supplemental information to investors to use in evaluating ongoing operating results. We use these measures, together with accounting principles generally accepted in the United States (“GAAP” or “U.S. GAAP”), for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations, that when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide give a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. These Non-GAAP financial measures are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or any other GAAP measure as indicators of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.

Adjusted EBITDA

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses a non-GAAP financial measure that it calls adjusted EBITDA (“Adjusted EBITDA”). This non-GAAP measure adjusts net income for realized and unrealized gain on interest rate swaps, net loss attributable to non-redeemable non-controlling interests, transaction costs and one-time non-recurring charges, non-cash charges, gain on deconsolidation of VIEs, amortization of basis differences in equity method investments, major maintenance for Renewable Power and unrealized loss (gain) for derivative instruments. Management believes this non-GAAP measure provides meaningful supplemental information about the Company’s performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to GAAP net income or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

The following tables presents the reconciliation of our Net income (loss) to Adjusted EBITDA:

Reconciliation of GAAP Net income to Adjusted EBITDA
For the Three and Nine Months Ended September 30, 2023 and 2022
(In thousands of dollars)

	Three Months Ended September 30, 2023					Nine Months Ended September 30, 2023
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$12,547	$5,530	$983	$(18,833)	$227	$9,477	$7,429	$10,584	$79,441	$106,931

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	3,243	(27)	2	(333)	2,885	696	(120)	260	3,646	4,482
Loss on debt extinguishment (2)	—	—	—	953	953	—	—	—	2,848	2,848
Net loss attributable to non-redeemable non-controlling interests	51	—	—	—	51	531	—	—	—	531
Depreciation, amortization and accretion	1,325	917	1,488	9	3,739	3,954	2,555	4,389	36	10,934
Adjustments to reflect Adjusted EBITDA from equity method investments (3)	1,346	—	—	—	1,346	3,254	—	—	—	3,254
Loss on warrant exchange	—	—	—	—	—	—	—	—	338	338
Unrealized (gain) loss on derivative instruments (4)	—	—	29	138	167	—	—	(733)	(4006)	(4,739)
Non-cash charges (5)	—	—	—	1,922	1,922	—	—	—	4,880	4,880
One-time non-recurring charges (6)	847	—	1,291	787	2,925	3,591	949	1,291	1,038	6,869
Major maintenance for Renewable Power	—	—	2,246	—	2,246	—	—	6,476	—	6,476
Gain on deconsolidation of VIEs	—	—	—	—	—	—	—	—	(122,873)	(122,873)
Adjusted EBITDA	$19,359	$6,420	$6,039	$(15,357)	$16,461	$21,503	$10,813	$22,267	$(34,652)	$19,931

	Three Months Ended September 30, 2022					Nine Months Ended September 30, 2022
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$8,213	$12,774	$3,483	$(19,101)	$5,369	$24,283	$13,724	$1,314	$(38,761)	$560

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	189	14	1,440	(853)	790	240	28	3,559	3,385	7,212
Net loss attributable to non-redeemable non-controlling interests	325	—	—	—	325	824	—	—	—	824
Depreciation, amortization and accretion	1,762	411	1,176	31	3,380	5,107	616	4,283	95	10,101
Adjustments to reflect Adjusted EBITDA from equity method investments (3)	978	—	—	—	978	978	—	—	—	978
Unrealized (gain) loss on derivative instruments (4)	—	—	(1,012)	2,103	1,091	—	—	252	2,103	2,355
Non-cash charges (5)	—	—	—	867	867	—	—	—	1,594	1,594
One-time non-recurring charges (6)	2,911	—		5,914	8,825	2,911	—	—	7,590	10,501
Gain on repayment of Note Receivable and reversal of liability to non-redeemable non-controlling interest	(5,760)	—	—	—	(5,760)	(5,760)	—	—	—	(5,760)
Major maintenance for Renewable Power	—	—	1,850	—	1,850	—	—	4,658	—	4,658
Adjusted EBITDA	$8,618	$13,199	$6,937	$(11,039)	$17,715	$28,583	$14,368	$14,066	$(23,994)	$33,023

(1) Net income (loss) by segment is included in our quarterly report on Form 10 Q. Net income for RNG Fuel includes our portion of net loss on our equity method investments.

(2) Loss on debt extinguishment relates to assignment of our senior secured credit facility to Paragon and debt restructuring related to OPAL Term Loan.

(3) Includes depreciation, amortization and accretion on equity method investments.

(4) Unrealized loss on derivative instruments includes change in fair value of interest rate swaps, commodity swaps, earnout liabilities and put option on a forward purchase agreement.

(5) Non-cash charges include stock-based compensation expense, certain expenses included in selling, general and administrative expenses relating to employee benefit accruals, inventory write down charges included in cost of sales - RNG fuel and loss on disposal of assets.

(6) One-time non-recurring charges include certain expenses related to development expenses on our RNG facilities such as lease expenses and virtual pipe line costs, incurred during construction phase that could not be capitalized per GAAP and fees paid in connection with warrant exchange for the three and nine months ended September 30, 2023. One-time non-recurring charges includes one time transaction costs relating to the Business Combination for the three and nine months ended September 30, 2022.